UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated September 10, 2008, announcing a small scale failure encompassing approximately 75,000 tonnes of material at the Grasberg open pit operated by its 90.6 percent owned subsidiary PT Freeport Indonesia (PT-FI), and revised its projected copper and gold sales volumes for 2008.  There were no injuries or property damage resulting from this event (see exhibit 99.1).

FCX is also providing an update on the estimated impact of the recent decline in copper prices on its previously reported June 30, 2008, open pounds.  At June 30, 2008, FCX’s copper sales included 369 million pounds of copper (net of minority interests) priced at an average of $3.88 per pound and subject to final pricing over the next several months. Assuming that the September 5, 2008, quarter-to-date average pricing of $3.62 per pound and forward price of $3.14 per pound were applied to the June 30 provisionally priced sales, the weighted average final price for these sales would be approximately $3.43 per pound resulting in a reduction to third quarter revenues of approximately $230 million and a reduction to third quarter net income of approximately $100 million. FCX estimates that each $0.05 change in the copper forward price from the September 5, 2008, price would impact third quarter net income by $5 million. The LME closing spot price for copper on September 9, 2008, was $3.11 per pound.

In addition, FCX is providing an update on its share purchases under its open market share purchase program for up to 30 million shares. From August 2008 through September 9, 2008, FCX has acquired 4.9 million shares for approximately $400 million ($81.95 per share average), and 25.1 million shares remain available under this program. The timing of future purchases of FCX common stock is dependent on many factors, including the price of FCX’s common shares, FCX’s operating results, cash flows and financial position, copper, gold and molybdenum prices, and general economic and market conditions.

Cautionary Statement.  This Form 8-K contains forward-looking statements in which we discuss factors we believe may affect our performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding projected ore grades and milling rates, projected sales volumes and open market purchases of FCX common stock.  Accuracy of the forward-looking statements depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments.  FCX cautions readers that it assumes no obligation to update or publicly release any revisions to the forward-looking statements in this Form 8-K and, except to the extent required by applicable law, does not intend to update or otherwise revise the forward-looking statements more frequently than quarterly.  Additionally, important factors that might cause future results to differ from these projections include mine sequencing, production rates, industry risks, commodity prices, political risks, weather-related risks, labor relations, currency translation risks and other factors described in FCX's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission (SEC).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  September 10, 2008

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated September 10, 2008, titled “Freeport-McMoRan Copper & Gold Inc. Reports Small Scale Failure at Grasberg Open Pit & Updates Sales Outlook.”